Exhibit A: joint filing agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them a statement on Schedule 13D (including amendments thereto, if any) with respect to the shares of common stock of Credit Acceptance Corporation, a Michigan corporation, and that this Agreement may be included as an Exhibit to such joint filing. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the date listed below.

Date: December 06, 2024	The Donald A. Foss 2009 Remainder Trust

/s/ Allan V. Apple
Name: Allan V. Apple
Title: Co-Trustee

The Donald A. Foss 2010 Remainder Trust

/s/ Allan V. Apple
Name: Allan V. Apple
Title: Co-Trustee

The Donald A. Foss 2010 Remainder Trust #2

/s/ Allan V. Apple
Name: Allan V. Apple
Title: Trustee

The Donald A. Foss 2011 Remainder Trust FBO Robert S. Foss and Descendants

/s/ Allan V. Apple
Name: Allan V. Apple
Title: Trustee

Marital Trust U/A Donald A. Foss Trust January 16, 1981

/s/ Allan V. Apple
Name: Allan V. Apple
Title: Co-Trustee

/s/ Allan V. Apple
Name: Allan V. Apple